EXHIBIT 99.3

NETFRAN DEVELOPMENT CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
DECEMBER 31, 2004

NETFRAN DEVELOPMENT CORP.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PAGE(S)
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	1

Condensed Consolidated Balance Sheet - December 31, 2004	2

Condensed Consolidated Statement of Operations for the Year ended December 31, 2004	3

Notes to Condensed Consolidated Financial Statements	4

NETFRAN DEVELOPMENT CORP.
INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

On February 2, 2005, Ariel Way, Inc., (“The Company”) signed an Acquisition Agreement with Netfran Development Corp., whereby under the terms of the agreement, Netfran will acquire all of the issued and outstanding shares of common stock of Ariel Way, Inc., in exchange for approximately 33,289,434 shares of common stock of Netfran.

The acquisition will be accounted for as a recapitalization of the Company. Accordingly, Ariel Way, Inc., will be treated as the continuing entity for accounting purposes and the historical financial statements presented will be those of Ariel Way, Inc.

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2004 has been presented as if the acquisition had occurred on December 31, 2004. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 have been presented as if the acquisition had occurred January 1, 2004.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

NETFRAN DEVELOPMENT CORP.
UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004

ASSETS
	Netfran	Ariel Way			Pro
	Develop Corp.	Inc.	Note	Adjustments	Forma

CURRENT ASSETS
Cash and cash equivalents	$41,004	$31,912	A	$(41,004)	$31,912
Account Receivable	3,576	1,275	A	(3,576)	1,275
Prepaid expenses and other	1,470	53,900	A	(1,470)	53,900
Total current assets	46,050	87,087		(46,050)	87,087
Property and equipment, net	9,933	31,876	A	(9,933)	31,876
OTHER ASSETS
Goodwill	—	812,865	A	—	812,865
Software technology license	—	200,000	A	—	200,000
Deposit	—	100,000	A	—	100,000
Total Other Assets	—	1,112,865		—	1,112,865

TOTAL ASSETS	$55,983	$1,231,828		$(55,983)	$1,231,828

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$50,011	$197,597	A	$(50,011)	$197,597
Refundable franchise deposit	10,000	—	A	(10,000)	—
Current portion of long-term debt	2,880	—	A	(2,880)	—
Total current liabilities	62,891	197,597		(62,891)	197,597
LONG-TERM LIABILITIES
Note payable to affiliate	96,642	—	A	(96,642)	—
Loan payable - net current portion	5,760	—	A	(5,760)	—
Total long-term liabilities	102,402	—		(102,402)	—
OTHER LIABILITIES
Debenture payable	—	500,000	A	—	500,000
Note payable	—	35,235	A	—	35,235
Total other liabilities	—	535,235		—	535,235
Total liabilities	165,293	732,832		(165,293)	732,832
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $.001 par value; 50,000,000
shares authorized; 3,698,826
shares issued and outstanding	3,699	19,860	A	9,730	33,289
Additional paid-in capital	846,673	2,167,893		(860,102)	2,154,464
Common stock subscribed	—	(1,128,600)	A	—	(1,128,600)
Accumulated deficit	(959,682)	(560,157)		959,682	(560,157)
Total stockholders' equity (deficit)	(109,310)	498,996		109,310	498,996
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$55,983	$1,231,828		$(55,983)	$1,231,828

NETFRAN DEVELOPMENT CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

	Netfran	Ariel Way			Pro
	Development Corp.	Inc.	Note	Adjustments	Forma
REVENUES
Initial franchise fees	$160,050	$—	A	(160,050)	$—
Marketing and business development materials	14,552	—	A	(14,552)	—
Royalty and advertising fees	100,468	—	A	(100,468)	—
Interest income and other income	260	41,000	A	(260)	41,000
Total revenues	275,330	41,000		(275,330)	41,000

OPERATING EXPENSES
Bank Service Charges	—	1,455			1,455
Advertising	21,345	—	A	(21,345)	—
Automobile	—	1,299			1,299
Bad debt expense	2,500	—	A	(2,500)	—
Conventions and seminars	22,125	—	A	(22,125)	—
Depreciation	1,584	849	A	(1,584)	849
Dues and subscriptions	—	969			969
Foreign currency loss	—	5,591			5,591
General and administrative	117,984	—	A	(117,984)	—
Interest	—	—		—	—
Insurance	—	7,104			7,104
License, permits and taxes	28,421	—	A	(28,421)	—
Loan closing costs	—	50,000			50,000
Marketing	28,052	—	A	(28,052)	—
Miscellaneous	—	1,446			1,446
Overhead costs	33,600	—	A	(33,600)	—
Payroll taxes and expenses	—	6,153			6,153
Postage	—	561			561
Printing	—	478			478
Professional development	—	5,310			5,310
Professional fees	143,008	407,986	A	(143,008)	407,986
Office equipment	—	5,872			5,872
Office supplies	—	2,281			2,281
Rent		2,150			2,150
Salaries and wages	356,844	62,500	A	(356,844)	62,500
Telephone	—	5,892			5,892
Travel and Entertainment	22,590	32,393	A	(22,590)	32,393
Total operating expenses	778,053	600,289		(778,053)	600,289
NET LOSS BEFORE OTHER EXPENSE	$(502,723)	$(559,289)		$502,723	$(559,289)

OTHER EXPENSE
Interest expense	(5,893)	(687)	A	5,893	(687)
Other expense	—	(181)		—	(181)
Total other expenses	(5,893)	(868)		5,893	(868)
NET LOSS PER COMMON SHARES	$(508,616)	$(560,157)		$508,616	$(560,157)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.138)	$(0.054)			$(0.054)

WEIGHTED AVERAGE OF COMMON SHARES
OUTSTANDING	3,698,826	10,393,272			10,393,272

NETFRAN DEVELOPMENT CORP.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2004 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004, to reflect the proposed combination of Ariel Way, Inc., and Netfran Development Corp.

A.
Upon consummation of the merger, Netfran Development Corp. had 37,986,934 shares of its common stock outstanding. Accordingly, although Netfran was the legal acquirer and Ariel Way was the legal acquiree, the business combination has been accounted for as a reverse merger acquisition, whereby, for accounting purposes, Ariel Way was the accounting acquirer and Netfran was the accounting acquiree. The Pro Forma gives rise to the recapitalization of the Company.

The assets and liabilities, which make up the franchise business of Netfran Development Corp, were never exchanged in this reverse merger with Ariel Way, as these assets and liabilities were under the company of Netvertise after the acquisition. Ariel Way, Inc., will continue to concentrate solely on the development of its secure global communications business.